Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors of
Hayes Lemmerz International, Inc.:
     We consent to the incorporation by reference in the registration statements (No. 333-144644 and No. 333-110684) on Form S-8 and registration statement (No. 333-141349) on Form S-3 of Hayes Lemmerz International, Inc. and subsidiaries of our report dated April 9, 2008, with respect to the consolidated balance sheets of Hayes Lemmerz International, Inc. and subsidiaries as of January 31, 2007 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended January 31, 2008, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of January 31, 2008, which report appears in the January 31, 2008 annual report on Form 10-K of Hayes Lemmerz International, Inc. Our report dated April 9, 2008, states that effective February 1, 2007, the Company changed its method of accounting for income taxes pursuant to FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109. Our report also states that effective February 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment and effective January 31, 2007, the Company adopted Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB No. 87, 88, 106 and 132(R).
(Signed) KPMG LLP
Detroit, Michigan
April 9, 2008

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